Exhibit 99.3

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                     PROXY


                     FIRST NATIONAL BANK AND TRUST COMPANY
                                 IN DODGE CITY



      The undersigned hereby appoints John V. Harding and Thomas P. Shirley, and each of them, each with the power to act alone and with full power of substitution, as attorneys and proxies of the undersigned to attend the Special Meeting of Stockholders of First National Bank and Trust Company in Dodge City (the "Bank"), to be held on June 15, 1994, at 10:00 a.m., Central Daylight Savings
Time, and all adjournments thereof, and there to vote all shares of capital stock of the Bank held of record by the undersigned as follows:


      1. Approval and adoption of an Agreement and Plan of Reorganization, dated as of February 2, 1994, among Fourth Financial Corporation, the Bank, First Dodge City
             Bancshares, Inc. ("First Dodge"), First National Bancshares of Dodge City, Inc., Metro Bancshares, Inc., Metro Bank of
             Broken Arrow, and the stockholders of First
             Dodge, and the related Agreement to Merge which provides for the merger of the Bank into BANK IV Kansas, National Association, all as described in the Notice of such meeting and the Joint Proxy Statement-Prospectus which accompanied such Notice.


                   FOR ___             AGAINST ___           ABSTAIN  ___


      2. In their discretion on such other matters as may properly come before the meeting.


This proxy will be voted as directed, or if no direction is indicated with respect to Item 1, this proxy will be voted FOR the proposal.


DATED: ____________, 1994
___________________________________________
                                         Signature


___________________________________________
                                         Signature if held jointly

Please sign exactly as name(s) appear(s) hereon and return promptly in the enclosed envelope, indicating official position or representative capacity where applicable.



              PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY
                  PROMPTLY USING THE ENCLOSED ENVELOPE.